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                                                                    Exhibit 3.67

                                    BY-LAWS
                                       OF
                             PHH DEUTSCHLAND, INC.

                            ARTICLE I. STOCKHOLDERS

Section 1. Annual Meetings

      The annual meeting of the stockholders shall be held on any day duly designated by the Board of Directors during the period commencing with the third Monday in August and ending thirty days thereafter, if not a legal holiday and if a legal holiday then the next succeeding day not a legal holiday at the hour and place designated by the Board of Directors. Such annual meetings shall be general meetings open for the transaction of any business within the powers of the Corporation without special notice of such business.

Section 2. Special Meetings

      Special meetings of the stockholders of the Corporation may be called at any time by the President or by a majority of the Board of Directors, either by vote or in writing, or by a majority of the Executive Committee (if created pursuant to the By-Laws) either by vote or in writing. Upon request in writing, delivered to the Secretary or any Assistant Secretary, of the holders of a majority of all the shares outstanding and entitled to vote, it shall be the duty of the said Secretary or Assistant Secretary to call forthwith a meeting of stockholders, at the expense of the Corporation. Such request shall state the purpose of the meeting and notice thereof shall be given as provided in Section 3 of this Article I. No business other than that stated in the notice of the meeting shall be transacted at any special meeting of the stockholders, however called. Special meetings of the stockholders shall be held at the principal office of the Corporation, whether within or outside the State of Maryland, as named in Section 1 of this Article I. Special meetings may also be called in accordance with applicable provisions of law.

Section 3. Notice of Meetings

      Not less than ten (10) days and not more than sixty (60) days written or printed notice of every annual meeting and of every special meeting of the stockholders (except of any meeting called by the stockholders as provided in Section 2 of this Article I) shall be given to each holder of stock having voting rights whose name appears as a holder of record upon the books of the Corporation at the close of business on the date fixed by the Board of Directors for the determination of stockholders entitled to notice of such meeting in accordance with the provisions of these By-Laws, and, if no such date shall have been fixed by the Board for such purpose, then to the holders of
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record on the date when such notice shall be shall be given. Such notices of annual or special meetings shall state the place, day and hour of such meetings and, in the case of special meetings, shall also state the business proposed to be transacted thereat. Such notice shall be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the Corporation. No notice of the time, place or purpose of any meeting of stockholders, whether prescribed by law, by the Charter, or by these By-Laws, need be given to any stockholder who attends in person, or by proxy, or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of any meeting, regular or special, need be given any stockholder who is not entitled to vote thereat.

Section 4. Quorum

      At any meeting of stockholders, the presence, in person or by proxy, of the holders of a majority of all shares having voting rights at such meeting shall be necessary and sufficient to constitute a quorum for the election of Directors or for the transaction of other business; but in the absence of a quorum, the stockholders entitled to vote who shall be present in person or by proxy at any meeting (or adjournment thereof) may, by vote of a majority of shares so present and entitled to vote, adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted at the meeting as originally notified.

Section 5. Proxies

      Stockholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted unless such proxy shall on its face name a longer period for which it is to remain in force. Every proxy shall be in writing subscribed by a stockholder, or by his duly authorized attorney, and shall be dated; but need not be sealed, witnessed or acknowledged.

Section 6. Voting

      At every meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote for each share of voting stock registered in his name on the books of the Corporation on the date for the determination of voting rights thereat; provided, however, that no share shall be voted by any stockholder if any installment duly called thereon shall be overdue and unpaid. Upon demand of stockholders holding ten percent (10%) of the shares present in person or by proxy and entitled to vote, the votes of Directors, or upon any question

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before a meeting, shall be by ballot; and except in cases in which it is by statute by the Charter, or by these By-Laws otherwise provided, a majority of the votes cast shall be sufficient to elect and pass any measure.

Section 7. Inspectors

      Two inspectors may be elected by the stockholders at any meeting, and if so elected, such inspectors shall open and close the polls, shall receive and take charge of the proxies and ballots and decide all questions as to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes.

Section 8. List of Stockholders

      Prior to each meeting of the stockholders, the Secretary or an Assistant Secretary shall prepare a full, true and complete list in alphabetical order, of all stockholders entitled to vote at such meeting, indicating the number of shares held by each, and shall be responsible for the production of such list at the meeting.

Section 9. Order of Business

      At all meetings of stockholders, the order of business shall be as far as applicable and practicable, as follows:

      1. Organization;

      2. Proof of notice of meeting or of waivers thereof. The Certificate of the Secretary of the Corporation or the affidavit of any other person who mailed the notice or caused the same to be mailed, shall be accepted as proof of service of notice by mail, and the affidavit of the publisher of the notice shall be accepted as proof in all instances in which the notice of a meeting is given by advertisement;

      3. Submission of an alphabetical list of stockholders entitled to vote thereat;

      4. At an annual meeting, or at a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon;

      5. Reports;

      6. At an annual meeting, the election of Directors;

      7. Unfinished business;

      8. New business;

      9. Adjournment.

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                         ARTICLE II. BOARD OF DIRECTORS

Section 1. Election and Powers

      The business and property of the Corporation, except as otherwise provided by statute or by the Charter, or by these By-Laws, shall be conducted and managed by its Board of Directors, which shall consist of not less than three
(3) members no more than seven (7) members provided that the tenure of office of no Director shall be affected thereby. The number of Directors shall be fixed from time to time by the vote of a majority of the entire Board of Directors. The members of the Board of Directors shall be elected at an annual meeting of stockholders by holders of stock present in person or by proxy at such meeting and entitled to vote thereat. Each Director elected at any annual meeting shall hold office until his successor shall have been elected and qualified or until he shall die or resign, or shall have been removed. The Borad of Directors shall keep minutes of its meetings and a full account of its transactions.

Section 2. First Regular Meeting

      After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet for the purpose of organization and the transaction of other business, at such time and place as may be designated by the stockholders at such meeting; or, in the absence of such designation, shall meet as soon as practical at the principal business office of the Corporation.

Section 3. Additional Regular Meetings

      Regular meetings of the Board of Directors shall be held at the principal business office of the Corporation, at such times as may be fixed by general resolution of the Board, or at such other place as shall be specified by the Board.

Section 4. Special Meetings

      Special meetings of the Board of Directors shall be held by the President, by a majority of the Directors, or by a majority of the Executive Committee, if there shall be an Executive Committee, either in writing or by vote.

Section 5. Place of Meetings

      Subject to the provisions of Section 2 of this Article II, the Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as it may from time to time determine. In the absence of any such determination, regular and special meetings of the Board of Directors shall be held at the principal business office of the Corporation.

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Section 6. Notice of Meetings

      Notice of the place, day and hour of every regular and special meeting shall be given to each Director, either:

      1. By notice in writing mailed to him postage prepaid not later than the second day before the day set for the meeting and addressed to him at his last known post office address according to the records of the Corporation;

      2. By notice in writing delivered to him personally or left at his residence or usual place of business not later than the second day before the day fixed for the meeting; or

      3. By telegraph or telephone not later than the day before the day set for the meeting.

      PROVIDED, HOWEVER: That, if at any meeting of stockholders at which a Board of Directors shall be elected, the stockholders shall designate the time and place of the first regular meeting of the Board, then no notice thereof need be given to any Director. No notice of the time, place or purpose of any meeting need be given to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of any adjourned meeting of the Board of Directors need be given.

Section 7. Quorum

      Two (2) members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at every meeting of the Board of Directors.

Section 8. Removal

      At any meeting of the stockholders called for the purpose, any Director may, by the vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from office for cause only, and another may be appointed in the place of the person so removed, to serve for the remainder of his term.

Section 9. Vacancies

      If any Director shall die or resign, or if the stockholders shall remove any Director without appointing another in his place, a majority of the remaining Directors (although such a majority is less than a quorum) may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall so become vacant, and until his successor shall have been duly chosen and qualified.

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Board of Directors created by an increase in the number of Directors may be filled by the vote of a majority of the entire Board as constituted prior to such increase, and the Directors so elected by the Board to fill such vacancies shall hold office until the next succeeding annual meeting of the stockholders and thereafter until their successor shall be elected and qualified.

Section 10. Compensation

      Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting thereof. Nothing in this Section shall be construed to preclude a director from serving the corporation in any other capacity and receiving compensation therefor.

                             ARTICLE III. OFFICERS

Section 1. Executive Officers

      The Executive Officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents, a Secretary and a Treasurer, and such other officers as the Board from time to time considers necessary for the proper conduct of the business of the Corporation. The Executive Officers and other officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Each such officer shall serve at the pleasure of the Board of Directors.

Section 2(a). Chairman of the Board of Directors

      In general the Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation. He shall have general management and direction of the business of the Corporation and all powers ordinarily exercised by the Chairman of the Board of Directors of a corporation. Specifically, he shall:

      1. preside at the meetings of the stockholders and directors, prepare the agenda therefor, and direct the Secretary in scheduling meetings of the Board of Directors and stockholders and in recording the proceedings of such meetings;

      2. be a member of and Chairman of the Executive Committee and an ex officio member of all or any corporate committees;

      3. develop and direct his supporting organization and establish the duties and responsibilities for positions reporting directly to him, including the President, select

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major executives and officers of the Corporation and determine their compensation, subject to the approval of the Board of Directors, and interpret the Corporation's objectives and policies to them in terms of their duties and responsibilities;

      4. establish effective means of control which will permit appropriate delegation of responsibility and authority of executives;

      5. be responsible for the formulation and direction of all major Corporate policies and the administration of such policies, including those which are defined and established by the Board of Directors;

      6. institute the immediate and long range planning schedules for the Corporation's affairs, based on continued reevaluation of established objectives and results;

      7. act as the final source of authority in matters pertaining to major management decisions, and coordinate the activities of the various divisions and departments of the Corporation and its subsidiaries;

      8. have the power to sign and execute all authorized certificates, contracts or other instruments of the Corporation;

      9. execute stockholders' consents, attend meetings and act and vote in person or by proxy at any meeting of stockholders of companies in which the Corporation may own stock;

      10. inform the directors at each meeting of the Board of Directors of the progress of the Corporation in all phases of its activities and operations;

      11. prepare a full and true statement of the affairs of the Corporation, including a balance sheet and operation statement, which shall be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland;

      12. in the event of the absence or in the event of the death, inability or refusal to act of the President, assume the duties and responsibilities of President.

Section 2(b). President

      In general, the President shall be the Chief Operating Officer of the Corporation and shall be responsible to the Chairman and the Board of Directors for the operation and management of the business and for its operating profit. He shall also advise with the Chairman on matters of general policy and perform such other duties as may be assigned to him from time to time by the Chairman or the Board of Directors.

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Specifically, he shall:

      1. be a member of the Board of Directors;

      2. carry out assignments specified by the Board of Directors or the Chairman;

      3. assist the Chairman in all matters involving stockholders and in establishing and maintaining friendly relations with clients, lessees, lending and banking institutions, government officials and the general public in connection with the Corporation's business;

      4. advise with the Chairman, other members of the Board of Directors and any committees of the Board on matters of general policy and in the formation of long range programs;

      5. execute stockholders' consent, attend meetings and act and vote, in person or by proxy, at any meeting of stockholders of companies in which the Corporation may own stock;

      6. have the power to sign and execute all authorized certificates, contracts or other instruments of the Corporation;

      7. in the event of the absence or in the event of the death, inability or refusal to act of the Chairman, perform the duties of Chairman.

Section 3. Vice Presidents

      There shall be one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents who shall perform such duties and shall have such authority and responsibilities as may be assigned to them from time to time by the Chairman of the Board of Directors.

Section 4. Secretary

      The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of the Executive Committee in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same; he may sign, with the Chairman of the Board, President or a Vice President, certificates of stock of the Corporation; and in general shall perform all the duties ordinarily incident to the office of a Secretary of a Corporation and such other duties as may be assigned to him by

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the Chairman of the Board, the General Counsel, or the Board of Directors.

Section 5(a). Treasurer

      The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors; he shall render to the Chairman of the Board, and to the Board of Directors, whenever requested, an account of the financial position of the Corporation; he may sign, with the Chairman of the Board, President or a Vice president, certificates of stock of the Corporation; and in general, shall perform all the duties ordinarily incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Chairman of the Board, the Chief Financial Officer, or the Board of Directors.

Section 5(b). Controller

      The Controller is the Chief Accounting Officer of the Corporation. He shall have charge of, and be responsible for, all accounting records and the preparation of reports covering the operating results and financial condition of the Corporation, and he shall evaluate such reports; and, in general shall perform all the duties ordinarily incident to the office of a controller of a corporation, and such other duties as may be assigned him by the Chairman of the Board, the Board of Directors, or the Chief Financial Officer.

Section 6. Assistant Officers

      The Board of Directors may elect one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. Each such Assistant Officer shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.

Section 7. Compensation

      The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

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Section 8. Officers Holding More Than One Office

      Two or more officers (except that of President and Vice President) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 9. Removal

      The Board of Directors shall have power at any regular or special meeting to remove any officer with or without cause, and such action shall be conclusive on the officer so removed. The Board may authorize any officer to remove subordinate officers.

Section 10. Vacancies

      The Board of Directors, at any regular or special meeting, shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

                         ARTICLE IV. DIVISIONAL TITLES

Section 1. Conferring Divisional Titles

      The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Secretary of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors or the Chairman of the Board or the President.

Section 2. Effect of Divisional Titles

      The conferring of divisional titles shall not create an office of the Corporation under Article III unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

                             ARTICLE V. COMMITTEES

Section 1. Executive Committee

      The Board may create an executive committee of its own members and define its duties, subject to the provisions of law.

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In the absence of any member, the members thereof present at a meeting may appoint another member of the Board to act in the place of such absent member.

Section 2. Other Committees

      The Board may create such other committees as it deems advisable and define their duties.

                               ARTICLE VI. STOCK

Section 1. Certificates

      Each stockholder shall be entitled to a stock certificate or certificates certifying the number and kind of shares owned by him. Said certificate shall be signed by the Chairman of the Board or President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall thereafter be sealed with the seal of the Corporation.

Section 2. Transfer of Shares

      Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, and on surrender of the certificate or certificates duly endorsed.

                         ARTICLE VII. SUNDRY PROVISIONS

Section 1. Dividends

      Subject to the applicable provisions of law and of the Charter, the Board of Directors may, at its discretion, declare that, if any, dividends shall be paid from the surplus or from the net profits of the corporation, or upon any class of such stock, the date when such dividends shall be payable, and the date for the determination of holders of record to whom such dividends shall be payable.

Section 2. Negotiable Instruments and Other Evidences of Indebtedness

      All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers as may be designated from time to time by resolution of the Board of Directors and such resolution may authorize one or more such officers to designate others to sign such instruments. No checks shall be signed in blank.

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Section 3. Fiscal Year

      The fiscal year of the Corporation shall begin on the first day of May and end of the thirtieth day of April of each and every year.

Section 4. Seal

      The seal of the Corporation shall be circular in form, with the name of the Corporation and "Maryland" inscribed around the outer edge, and in the center shall be inscribed the words "Incorporated" and the year of incorporation.

Section 5. Amendments

      Except as hereinafter provided, these By-Laws, or any of them, or any additional or amended By-Laws, may be altered or repealed and new By-Laws may be adopted at any regular meeting of the Board of Directors without notice, or at any special meeting the notice of which shall set forth the terms of the proposed amendment, by the vote of a majority of the entire Board. This section 5 relating to amendments may, however, be amended only at a regular meeting of stockholders without notice, or at a special meeting of stockholders, the notice of which shall set forth the terms of the proposed amendment, in either case by the vote of a majority of the votes entitled to be cast in the aggregate by all stockholders present in person or by proxy at such meeting.

Section 6. Indemnification

      6.1 The Corporation shall indemnify its directors and officers who are directors as required by the Charter of the Corporation and shall indemnify its officers who are not directors to the same extent. Such indemnification shall apply to all proceedings arising after the time of adoption of this by-law amendment (the "effective date") in connection with (i) any facts and circumstances occurring after the effective date or (ii) any facts or circumstances occurring before the effective date.

      6.2 Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action for

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advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

      6.3 The indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.

      7. The invalidity or unenforceability of any provision of this Section 6 shall not affect the validity or enforceability of any other provision hereof.

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      I, Gordon W. Priest, Jr., Assistant Secretary of PHH Deutschland, Inc. do
hereby certify that the foregoing is a true and complete copy of the By-Laws of said Corporation.

      WITNESS my hand and seal of the said Corporation, the 28th day of July
1989.

                                        /s/ Gordon W. Priest Jr.
                                        ----------------------------------------
                                        Assistant Secretary